UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]     Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact Name of Registrant as Specified In Its Charter)

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Bioject Medical Technologies Inc.
7620 SW Bridgeport Road
Portland, OR 97224

August 10, 2001

Dear Shareholders:

You are cordially invited to attend the 2001 annual meeting of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC., to be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212, on Thursday, September 13, 2001 at 9:00 a.m., Pacific Daylight Time.

The matters to be acted upon at the meeting are as follows:

(i)    to elect three members of the Board of Directors;

(ii)   to approve amendments to the 1992 Stock Incentive Plan; and

(iii)  to transact such other business as may properly come before the meeting.

These matters are more fully described in the accompanying proxy statement.

We believe the annual meeting provides an excellent opportunity for shareholders to become better acquainted with Bioject and its board members and officers. Although we would like very much to have each shareholder attend the 2001 meeting, we realize this is not possible. Whether or not you plan to be present at the meeting, it is important that your shares be represented. Therefore, we urge you to complete, sign and return the enclosed proxy as soon as possible.

If you return your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. If you decide between now and September that you can attend the meeting in person, you may revoke your proxy at that time and vote your shares at the meeting.

We appreciate your continued support of Bioject and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,

_________________________
James C. O’Shea
Chairman of the Board, President
and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of the shareholders of BIOJECT MEDICAL TECHNOLOGIES INC. (the “Company”) will be held on Thursday, September 13, 2001, at 9:00 a.m., Pacific Daylight Time, at The Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212 for the following purposes:

(i)       to elect three members of the Board of Directors;

(ii)      to approve amendments to the 1992 Stock Incentive Plan; and

(iii)     to transact such other business as may properly come before the meeting.

These matters are more fully described in the proxy statement accompanying this Notice.

Accompanying this Notice of Meeting is a proxy statement and a form of proxy, together with the annual report of the Company, containing the management discussion and analysis, the consolidated financial statements for the year ended March 31, 2001, and the auditors’ report on the financial statements. Only holders of common stock of record at the close of business on July 20, 2001, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments thereof.

Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed form of proxy directly to American Stock Transfer and Trust Co., postage prepaid. A proxy will not be valid unless it is received at the office of American Stock Transfer and Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005 before the time fixed for the Meeting.

DATED at Portland, Oregon, this 10th day of August 2001.

BY ORDER OF THE BOARD

James C. O’Shea
Chairman of the Board, President
and Chief Executive Officer

BIOJECT MEDICAL TECHNOLOGIES INC.

BIOJECT MEDICAL TECHNOLOGIES INC.
PROXY STATEMENT
August 10, 2001

MANAGEMENT SOLICITATION

This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of BIOJECT MEDICAL TECHNOLOGIES INC. (the “Company”), for use at the annual meeting (the “Meeting”) of shareholders of the Company to be held on September 13, 2001, at the time and place and for the purposes set forth in the Notice of Meeting.

The form of proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, facsimile, telegraph or messenger. The Company estimates it will pay Allen Nelson & Co. its customary and reasonable fees not expected to exceed $10,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting proxies. The Company will also pay persons holding shares of the common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. The cost of this solicitation will be borne directly by the Company.

The approximate mailing date of the Notice of Meeting, proxy statement and form of proxy is August 10, 2001.

APPOINTMENT AND REVOCABILITY OF PROXIES

The persons named in the accompanying form of proxy are officers of the Company.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by:

(i)	signing another proxy bearing a later date and depositing it in the manner set forth in the Notice of Meeting;

(ii)	signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed) and either depositing it in the manner set forth in the Notice of Meeting at any time before the time fixed for the Meeting or an adjournment thereof or with the chairman of the Meeting on the day of the Meeting or an adjournment thereof; or

(iii)	attending the Meeting or an adjournment thereof, and casting a ballot in person.

Such revocation will have effect only in respect to those matters that have not already been acted upon. Additional proxy forms may be obtained by calling or writing to American Stock Transfer & Trust Co., Shareholder Services, 40 Wall Street, 46th Floor, New York, NY 10005. Telephone: (800) 937-5449.

VOTING OF PROXIES

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for, and if the shareholder specifies a choice with respect to any matter to be acted upon, the securities shall be voted accordingly. The form of proxy confers authority upon the named proxy holder with respect to matters identified in the accompanying Notice of Meeting. If a choice with respect to such matters is not specified, it is intended that James C. O’Shea and Christine M. Farrell, the persons designated by management in the form of proxy, will vote the securities represented by the proxy in favor of each matter identified in the proxy statement and for election of the nominees named in this proxy statement to the Board of Directors. The proxy confers discretionary authority upon the named proxy holder with respect to amendments to or variations in matters identified in the accompanying Notice of Meeting and other matters, which may properly come before the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting securities of the Company consist of common stock, without par value (the “common stock”). The Record Date has been fixed in advance by the directors as July 20, 2001, for the purpose of determining shareholders entitled to notice of and to vote at the Meeting. Each share issued at the time of the Record Date carries the right to one vote at the Meeting. As of July 20, 2001, a total of 9,808,905 shares of the Company’s common stock were issued and outstanding.

The following tables set forth certain information concerning the beneficial ownership of the Company’s common stock at July 20, 2001, by: (i) each person known by the Company to own beneficially more than 5 percent of the outstanding capital stock of the Company; (ii) each of the directors and named executive officers; and (iii) all directors and executive officers as a group.

	Number of Shares Beneficially Owned (1) (2)	Percentage Beneficially Owned

Name of Beneficial Owner

Elan Pharmaceutical Investments, Ltd. (3)
Flatt Smiths SL04
Bermuda	3,822,503	29.21%
Lone Pine Capital LLC and related entities (4)
Two Greenwich Plaza
Greenwich, CT 06830	775,661	7.91%
Edward L. Flynn	364,185	3.71%
James C. O’Shea	168,450	1.69%
Richard J. Plestina	57,350	*
J. Michael Redmond	49,543	*
John Ruedy, M.D.	37,640	*
Richard R. Stout	27,013	*
Eric T. Herfindal	25,500	*
Grace Keeney Fey	19,450	*
William A. Gouveia	7,000	*
Sandra Panem, Ph.D.	3,500	*
All Directors and Executive Officers as a Group (10 persons)	759,631	7.50%
_______________________
* Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 20, 2001 are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage of ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes options currently exercisable or exercisable within 60 days after July 20, 2001 for shares of the Company’s common stock as follows:

Name	Shares Subject to Options

Edward L. Flynn	7,000
James C. O’Shea	159,376
Richard J. Plestina	17,500
J. Michael Redmond	39,894
John Ruedy, M.D.	24,500
Richard R. Stout	25,156
Eric T. Herfindal	17,500
Grace Keeney Fey	19,250
William A. Gouveia	7,000
Sandra Panem, Ph.D.	3,500
All Directors and Executive Officers
as a Group	320,676

(3)	Includes warrants to purchase 1,108,000 shares of common stock, which are presently exercisable. Also includes 692,694 shares of Series A Convertible Preferred Stock, convertible into 1,385,388 shares of common stock, and 391,830 shares of Series C Convertible Preferred Stock, convertible into 783,660 shares of common stock, both of which are presently convertible.

(4)	Information provided as of December 31, 2000 in a Schedule 13G filed by the shareholder.

PROPOSAL #1: ELECTION OF DIRECTORS

The Amended and Restated Articles of Incorporation of the Company provide for the holders of common stock to elect the Class Three members of the Board of Directors at the 2001 Meeting. Directors hold office for three years or until their successors have been elected and qualified. The Board is divided into three classes. There are no family relationships between any of the directors or executive officers of the Company.

At this Meeting, three persons will be nominated to serve as Class Three directors until the Annual Meeting in 2004 and until their successors are elected and duly qualified. The Class Three nominees are Mr. James C. O’Shea, Dr. John Ruedy and Dr. Sandra Panem.

The presence in person or by proxy of holders of record of a majority of the outstanding common stock is required to constitute a quorum for the transaction of business at the Meeting. If a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting shall be elected directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CLASS THREE NOMINEES LISTED BELOW.

The Board of Directors is currently composed of eight members, one of whom is an employee of the Company. The following table sets forth the names, ages and certain other information concerning the Company’s current directors.

Name
Class
		Age
Position
				Year Elected Director	Current Term Expires
Edward L. Flynn	1	66	Director (a)(c)	1999	2002
William A. Gouveia	1	59	Director (b)(c)	1994	2002

Grace Keeney Fey	2	55	Director (c)(d)	1995	2003
Eric T. Herfindal	2	60	Director (a)(c)	1996	2003
Richard J. Plestina	2	55	Director (a)(b)(d)	1997	2003

James C. O’Shea	3	56	Chairman, Chief Executive Officer and President	1995	2001
Sandra Panem, Ph.D.	3	55	Director (c)(d)	2001	2001
John Ruedy, M.D.	3	69	Director (a)(b)	1987	2001
__________________
(a) Member of Compensation Committee
(b) Member of Nominating Committee
(c) Member of Audit Committee
(d) Member of Ad Hoc-Financing Committee

Nominees for director to be elected by shareholders for a three-year term expiring in 2004

JAMES C. O’SHEA has served as Chairman and Chief Executive Officer of the Company since March 1995. Prior to joining Bioject, he was President and Chief Operating Officer of Biopure Corporation, a developer of red blood cell substitutes. Prior to 1989, Mr. O’Shea was Executive Vice President of Marketing and Scientific Affairs at Delmed Inc., a manufacturer of peritoneal dialysis solutions and parenteral products. He is a member of the Board of Directors of PSC, Inc., serving as Chairman of the Compensation Committee and previously serving as Chairman of the Executive Committee.

SANDRA PANEM, Ph.D. was appointed as a director of the Company in March 2001 at the request of Elan Pharmaceutical Investments, Ltd. pursuant to Elan’s right set forth in an agreement with the Company to designate one director of the Company. Ms. Panem is the President of Panem and Company LLC, and a partner in Cross Atlantic Partners, Inc., an investment company specializing in biotechnology and healthcare. Prior to 1999, Dr. Panem was President of Vector Fund Management, L.P., which focused on later-stage companies. Prior to this, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Prior to joining Oppenheimer, Dr. Panem was a Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem serves on the boards of directors of Martek Biosciences and Synaptic Pharmaceutical Corporation.

JOHN RUEDY, MDCM. FRCPC, M.D. has served as a director of the Company since 1987. Dr. Ruedy, a physician specialist in internal medicine and clinical pharmacology, has served in a number of key academic positions including Chair of the Department of Pharmacology and Therapeutics, McGill University, Head of the Department of Medicine at St. Paul’s Hospital, Vancouver, a teaching hospital of the University of British Columbia, and from 1992-1999 as Dean of the Faculty of Medicine, Dalhousie University. He currently serves as Vice President, Academic Affairs, Capital District Health Authority, Halifax, Nova Scotia, the major clinical the teaching facility of the Faculty of Medicine, Dalhousie University. He has extensive experience in clinical trials of drugs and has served on a number of Canadian and international committees dealing with regulatory issues concerning new drugs and devices. He currently is Chairman of the Board of Person to Person Health Care, a tele technology company based in Nova Scotia, Canada.

Directors whose terms expire in 2003

GRACE K. FEY, CFA, was elected a director of the Company in October 1995. Ms. Fey is currently an Executive Vice President and Director of Frontier Capital Management Company (“Frontier Capital”), a $4.8 billion investment management firm located in Boston, Massachusetts. Ms. Fey joined Frontier Capital in 1988 to spearhead the firm’s efforts in the wealthy individual and smaller institutional areas. She currently manages this division for Frontier Capital, which has over $600 million in assets, as well as manages the Large Capitalization Institutional portfolios. Ms. Fey is a Chartered Financial Analyst and is a member of the Association for Investment Management and Research and the Boston Security Analysts Society. Ms. Fey is Chairman of the Board of Directors of Zoo New England, Chairman of the Board of Trustees of the University of Massachusetts, a member of the Board of Trustees of the Huntington Theatre, a Director of the Commonwealth Institute and an Overseer of the Boston Center for Adult Education.

ERIC T. HERFINDAL has served as a director of the Company since September 1996. He is currently President and CEO of National Oncology Alliance, Inc., a company that provides business, clinical, technology and management services to community based oncology practices. Previously, he was Executive Vice President of OnCare Inc., an oncology physician practice management company. Prior to joining OnCare, he served for over 20 years as a Professor of Clinical Pharmacy, School of Pharmacy, at the University of California Medical Center in San Francisco, where he is currently a Professor Emeritus. He holds a Doctorate in Pharmacy from the University of California, San Francisco, and a Masters in Public Health from the University of California, Berkeley. He is the author of twenty-five articles and the editor or co-editor of ten books in the field of pharmacy, including the TEXTBOOK OF THERAPEUTICS: DRUG AND DISEASE MANAGEMENT, currently in its seventh edition. Dr. Herfindal has been active in various professional organizations, serves on a number of editorial and advisory boards, and is a frequent lecturer at national and international healthcare meetings.

RICHARD J. PLESTINA was elected a director of the Company in April 1997. Since 1986, Mr. Plestina has served as President of Quelah Corporation, NW, a family owned investment firm. In 1988, he was a consultant for Cologon, Inc. DBA Alpine Glass Company, a large commercial and residential glass company. From 1979 to 1986, he was an Executive Vice President of Orion Capital Corporation, a multiline insurance company and President of EBI Companies, which was later acquired by Orion

Corporation in 1979. From 1974 to 1979 he served as the Vice President and Marketing Manager of EBIC. Mr. Plestina has served previous directorships for Orion Capital Corporation, EBI Companies, Associated Oregon Industries and Northwest Employer’s Council.

Directors whose terms expire in 2002

EDWARD L. FLYNN was elected a director of the Company in September 1999. Since 1972, Mr. Flynn has been owner and Chief Executive Officer of Flynn Meyer Company, a restaurant industry management company. From 1958 to 1972, Mr. Flynn was a securities broker with Merrill Lynch Pierce Fenner and Smith. He serves as a member of the board of directors of Citri-Lite Co. Inc., a soft drink company, and of TGCI Industries, a geophysical service company primarily conducting three dimensional seismic surveys for companies engaged in oil and gas exploration.

WILLIAM A. GOUVEIA was elected a director of the Company in January 1994. Mr. Gouveia serves in two capacities at Boston’s New England Medical Center: Director of Pharmacy (1972 to present) and Special Assistant for Pharmaceutical Research and Development (1989 to present). He has the following faculty appointments: Associate Professor of Medicine at Tufts University School of Medicine (1995), Adjunct Clinical Professor of Pharmacy at Massachusetts College of Pharmacy and Health Sciences, and Adjunct Professor at Northeastern University Bouve College of Health Sciences. He holds an M.S. in Hospital Pharmacy from Northeastern University (1966). He has published over 100 articles in leading healthcare journals, as well as numerous book chapters, and has delivered presentations at U.S. and international health care organizations and colleges. He is a Fellow of the American Society of Health-System Pharmacists (ASHP) and has served as Board member of the ASHP.

Director Compensation

The Company pays its directors no annual cash or per meeting compensation for services. Under the terms of the 1992 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 3,500 shares of the Company’s common stock immediately following the close of each annual shareholders’ meeting, at an exercise price equal to the fair market value on the date of the grant. Such options are vested and exercisable with respect to one-half of the shares at six months from the date of grant with the remaining shares vested and exercisable six months thereafter. The options expire eight years after grant unless previously exercised or terminated due to termination of service. The 1992 Stock Incentive Plan is proposed to be amended to increase the number of options granted to non-employee directors. See “Proposal 2: To Approve Amendments to the 1992 Stock Incentive Plan.”

In addition, during fiscal 2001, each non-employee director received 3,500 shares of restricted common stock of the Company with a fair market value of $20,781, which vests 50% on December 7, 2001 and 50% on December 7, 2002.

Meetings and Committees of the Board of Directors

There were seven meetings of the Board of Directors and six actions by written consent during fiscal 2001. Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees on which they served.

There are four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating Committee and the Ad Hoc-Financing Committee.

The Audit Committee meets with the Company’s independent accountants to review the scope and findings of the annual audit and accounting policies and procedures of the Company, which are then reported by the committee to the directors of the Company. The Audit Committee met two times during fiscal 2001. The members of the Audit Committee are Mss. Fey and Panem and Messrs. Flynn, Gouveia and Herfindal.

The Compensation Committee administers the 1992 Stock Incentive Plan and cash compensation for the executive officers. The Compensation Committee met three times during fiscal 2001. The members of the Compensation Committee are Messrs. Flynn, Herfindal, Plestina and Ruedy.

The Nominating Committee reviews and recommends to the full Board nominees for directors of the Company to be submitted for election at the next annual shareholders’ meeting. The Nominating Committee did not meet during fiscal 2001. The members of the Nominating Committee are Messrs. Gouveia, Plestina and Ruedy.

The Ad Hoc Financing Committee monitors the Company’s cash reserves and develops strategies for procuring additional capital. The Ad Hoc Financing Committee met two times during fiscal 2001. The members of the Ad Hoc Financing Committee are Mss. Fey and Panem and Mr. Plestina.

Audit Committee Report

The Audit Committee of the Board of Directors reports to the Board and is comprised of five directors, all of whom meet independence requirements under current Nasdaq Stock Market corporate governance standards. The Audit Committee’s activities are governed by a written charter, which was adopted by the Board in May 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and Bioject’s independent auditors, Arthur Andersen LLP, to review the Company’s accounting functions, the audited financial statements for the fiscal year ended March 31, 2001, and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors’ examination of the financial statements, the quality and adequacy of the Company’s internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited Financial Statements be included in Bioject’s Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:
Grace Keeney Fey
Edward L. Flynn
William A. Gouveia
Eric T. Herfindal
Sandra Panem, Ph.D.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

The following individuals comprise the executive officers of the Company:

Name	Age
Position

Officer Since

James C. O’Shea	56	Chairman, Chief Executive Officer and President	1995
J. Michael Redmond	41	Vice President, Business Development	1996
Richard R. Stout, M. D.	48	Vice President, Clinical Affairs	1994

Biographical Information

JAMES C. O’SHEA. Please see biography information in section “ELECTION OF DIRECTORS.”
J. MICHAEL REDMOND joined Bioject in February 1996 as Vice President of Sales and Marketing. He was appointed Vice President of Business Development in February 1998. Mr. Redmond has over fifteen years experience in medical marketing and product sales. Prior to joining Bioject he was Director of Business Development and Director of Sales and Marketing for Kollsman Manufacturing Company. Kollsman is a private label developer and manufacturer of medical instrumentation. He also held various sales and marketing positions with Abbott Laboratories Diagnostic division.
RICHARD R. STOUT, M.D. joined the Company in April 1994 as Director of Clinical and Regulatory Affairs. He was promoted to Vice President of Clinical Affairs in December 1994. From 1992-1993 he was the Director of Clinical and Regulatory Affairs at EndoVascular Instruments, Inc., a developer of surgical devices and methods for endarterectomy and intraluminal graft placement. Dr. Stout acted as the Manager of Tachycardia Clinical Studies at Telectronics Pacing Systems from 1990-1992, an international medical device company involved in manufacturing and distributing cardiac pacemakers and implantable defibrillators. From 1987 to 1989, Dr. Stout was Director of Medical Programs at Biotronic Inc., also a manufacturer and distributor of implantable cardiac pacemakers.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and to the other executive officers having salary and bonus compensation greater than $100,000 (collectively the “named executive officers”), for services rendered to the Company during the fiscal years ended March 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Option Shares	All Other Compensation ($) (1)
James C. O’Shea	2001	$242,000	$-	$8,043 (2)	70,000	$5,874
Chairman, Chief	2000	220,000	-	7,339 (2)	95,500	3,939
Executive Officer	1999	220,000	-	6,634 (2)	6,962	3,875
and President
J. Michael Redmond	2001	124,000	59,744 (3)	6,000 (4)	22,000	4,860
Vice President of	2000	111,834	-	6,000 (4)	23,700	2,692
Business Development	1999	102,286	15,000 (3)	6,000 (4)	2,785	2,819
Richard R. Stout, M.D.	2001	121,500	-	-	24,000	-
Vice President of	2000	112,000	-	-	25,076	-
Clinical Affairs	1999	100,000	-	-	2,785	-

(1)	Represents the value of the Company’s common stock contributed to the officer’s 401(k) account by the Company.
(2)	Represents supplemental life and disability insurance premiums paid pursuant to an employment agreement with Mr. O’Shea. No other executive officers are entitled to this benefit.
(3)	Represents commission received in conjunction with results achieved through Mr. Redmond’s business development efforts.
(4)	Represents an automobile allowance of $500 per month.

Grant of Stock Options

Shown below is information regarding grants of stock options pursuant to the Company’s 1992 Stock Incentive Plan during the fiscal year ended March 31, 2001 to the named executive officers. No stock appreciation rights were granted during fiscal 2001.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential
					Realizable Value
					At Assumed Annual
					Rates of Stock Price
					Appreciation for
Individual Grants					Option Term (1)

	Number of Securities	% of Total Options	Exercise
	Underlying Options	Granted to Employees in	Or Base Price	Expiration
Name	Granted (2)	Fiscal 2001	($/Sh.)	Date	5% ($)	10% ($)
James C. O’Shea	70,000	21%	$10.06	03/07/08	$286,751	$668,253

J. Michael Redmond	22,000	7%	10.06	03/07/08	90,122	210,022

Richard R. Stout M.D.	24,000	8%	10.06	03/07/08	98,314	229,115

(1)	Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the applicable option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price performance. The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

(2)	These options were granted on March 8, 2001, one-third vesting on March 8, 2002, one-third on March 8, 2003, and one-third on March 8, 2004. The fair market value of the Company’s common stock on the date of the grant was $10.0625.

Option Exercises and Fiscal Year End Values

Shown below is information with respect to exercised options and unexercised options to purchase the Company’s common stock granted to the named executive officers and held by them at March 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of
	Shares Acquired		Underlying Unexercised Options		Unexercised In-The-Money Options
	On Exercise	Value Realized	At FY-END (#) Exercisable/		At FY-End ($) (1) Exercisable/
Name	(#)	($)	Unexercisable		Unexercisable

James C. O’Shea	-	-	155,103	/ 133,669	$1,019,412	/ $353,415

J. Michael Redmond	-	-	38,185	/ 37,800	233,874	/ 74,110

Richard R. Stout, MD	-	-	23,019	/ 40,717	116,729	/ 69,304

(1)	Based on the difference between the exercise price and the closing price of the Company’s common stock as quoted by the Nasdaq National Market System on March 30, 2001 ($10.938). The actual value, if any, which may be realized by any officer will vary based on exercise date and the market price of the related common stock when sold.

Employment Contracts

In March 1995, the Company entered into an employment agreement with Mr. O’Shea to serve as Chairman and Chief Executive Officer. His salary, which was $242,000 per annum at March 31, 2001, is subject to annual adjustment by the Board of Directors. Effective April 1, 2001 his salary increased to $266,000 per annum. He also receives annual payment of certain disability and life insurance policy premiums. His agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to two years. If he becomes disabled, he will continue at 75% of his then current salary for not less than six months and at 50% of such salary for the successive six months. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment.

In February 1996, the Company entered into an employment agreement with Mr. Redmond to serve as Vice President of Sales and Marketing. In February 1998, he was appointed Vice President of Business Development. His salary, $121,000 per annum for a majority of fiscal 2001, plus $500 per month car allowance, is subject to annual adjustment by the Board of Directors. Effective February 8, 2001 his salary increased to $140,000 per annum. Mr. Redmond’s agreement continues until terminated. In the event he is terminated, he will receive his base salary for up to four months. In the event he is disabled, he will continue at 75% of his then current salary for not less than six months and then at 50% of such salary through the end of the current term. In the event of his death, his salary will continue for 60 days following the end of the month of his death. Under the agreement, he is permitted to participate in any profit sharing, deferred compensation or other programs. In addition, he is prohibited from competing with the Company for three years following termination of his employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and 10 percent shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and 10 percent shareholders are required by Commission regulations to furnish the Company with all Section 16(a) reports they file. Based solely on the Company’s review of the copies of such reports the Company received and written representations from the Company’s officers and directors, the Company believes that all required reports were timely filed in fiscal 2001.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company has maintained a philosophy of seeking to attract and retain a key group of experienced executives capable of successfully managing product development, manufacturing, marketing and sales, while providing strong financial management. Mindful of conserving cash resources, the Company has provided a combination of annual cash compensation and stock option grants, which emphasizes lower cash compensation in exchange for potential long-term gains through stock price appreciation. The Company believes such a strategy is in the best interests of the shareholders and provides proper incentives to increase long-term shareholder value.

The Company’s executive compensation is composed of the following key elements:

Base Salary

This is an amount of annual cash compensation, which the Company believes is necessary to attract and retain qualified executives and is administered on behalf of the Board of Directors by the Chief Executive Officer for all executive officers other than the C.E.O. In fiscal 2001, the Company’s Chief Executive Officer, Mr. O’Shea, was paid an annual salary of $242,000. Beginning in fiscal 2002, Mr. O’Shea’s salary increased to $266,000. As part of Mr. O’Shea’s compensation package, the Board agreed to pay premiums on certain life and disability policies owned by Mr. O’Shea.

Long-Term Incentives

At present, the Company’s primary long-term incentive program is the 1992 Stock Incentive Plan, which is available to all employees, executive officers and non-employee consultants of the Company. The Compensation Committee of the Board of Directors grants all options to officers pursuant to the 1992 Stock Incentive Plan. Generally, upon joining the Company, executive officers are granted options vesting over a three year period at current fair market value in amounts, which in the Compensation Committee’s opinion, are consistent with their positions and responsibilities with the Company. In addition, based on individual annual performance and contribution to the long-term goals of the Company, executive officers may receive additional stock option grants. The amount and terms of such options are discretionary and are determined by the Compensation Committee taking into account Company and individual performance. These options vest over varying periods and are intended to focus all employees on achieving the long-term goals of the Company and to directly reward them for corresponding increases in shareholder value.

The Company also has the 2000 Employee Stock Purchase Plan (the “ESPP”), which is available to all full-time employees and executive officers of the Company. The ESPP allows for the purchase of shares of the Company’s common stock at a discount utilizing payroll deductions.

The Company also has a 401(k) Retirement Benefit Plan for its employees, including its executive officers, which provides for voluntary employer matches of employee contributions up to 6% of salary and for discretionary profit sharing contributions to all employees. In fiscal 2001, Mr. O’Shea received $5,874 (or 1,036 shares of the Company’s common stock) under the matching provisions of the 401(k) Plan and Mr. Redmond received $4,860 (or 890 shares of the Company’s common stock).

Other

Due to the availability of operating loss carryforwards, the Compensation Committee determined Mr. O’Shea’s compensation package without regard to the limitations of deductibility imposed by Internal Revenue Code Section 162(m).

The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Board of Directors believes that the above described compensation structure will help the Company to achieve these objectives.

Compensation Committee:

Edward Flynn
Eric T. Herfindal
Richard J. Plestina
John Ruedy, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Executive compensation is administered by the Compensation Committee. The Compensation Committee is composed of Messrs. Flynn, Herfindal, Plestina and Ruedy. All members of the Compensation Committee are non-employee, outside directors. Jim O’Shea, the Company’s Chairman, President, Chief Executive Officer and a Director, while not a member of the Compensation Committee, participated in deliberations concerning executive officer compensation, but abstained from deliberations concerning his own compensation.

STOCK PERFORMANCE CHART

The following chart compares the yearly stock market (U.S.) percentage change in the cumulative total stockholder return on the Company’s common stock during the five fiscal years ended March 31, 2001 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Hambrecht and Quist Healthcare Index (exclusive of biotechnology companies). The comparison assumes $100 was invested on March 31, 1996, in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

		Indexed Returns
	Base	Year Ending
	Period
Company/Index	3/31/96	3/31/97	3/31/98	3/31/99	3/31/00	3/31/01

Bioject	$100.00	$ 59.52	$114.29	$ 47.62	$172.38	$166.67
H&Q Healthcare	100.00	98.58	140.63	143.18	139.33	184.40
Nasdaq Stock Market – U.S.	100.00	111.15	168.47	227.62	423.37	169.46

PROPOSAL #2: TO APPROVE AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentives under the Company’s 1992 Stock Incentive Plan (the “Plan”) are important to the Company’s ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of June 30, 2001, out of a total of 1,700,000 shares of common stock reserved for issuance under the Plan, only 301,837 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees. Accordingly, on May 30, 2001 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan to 2,700,000 shares.

Presently, under the terms of the Plan, each non-employee director is automatically awarded an option to purchase 3,500 shares of common stock immediately following the close of each annual shareholders’ meeting. Non-employee directors of the Company do not receive any other regular compensation for service they provide to the Company as members of its Board of Directors. The Board of Directors believes additional options to acquire shares of common stock should be awarded to outside directors as compensation for their services. Accordingly, on December 7, 2000 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to increase the annual stock option grants to directors as follows: 3,500 shares as a retainer, 1,000 shares for each board meeting attended (4,000 share maximum per year) and 2,000 shares for service as a committee chair.

In addition, shareholder approval of this proposal will constitute reapproval of the per-employee limit on grants of options and stock appreciation rights under the Plan of 200,000 shares annually. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Tax Consequences.”

The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix B. The following description of the Plan is a summary of certain provisions and is qualified in its entirety by reference to Appendix B.

Awards and Eligibility

The Plan provides for stock-based awards to (i) employees and officers of the Company and its subsidiaries, (ii) selected non-employee agents, consultants, advisors and independent contractors of the Company or any parent or subsidiary, and (iii) outside (non-employee) directors of the Company. Awards, which may be granted under the Plan, include stock options, stock bonuses, stock appreciation rights and specified sales of stock (collectively, “Awards”). The Compensation Committee of the Board of Directors (the “Committee”) administers the Plan and generally determines the key employees and non-employee advisors of the Company and its subsidiaries who are to receive Awards under the Plan and the types, amounts, and terms of such Awards. The Committee currently consists of Mr. Flynn, Mr. Herfindal, Dr. Ruedy, Ms. Fey and Mr. Plestina. The Committee has delegated authority to the Company’s Chief Executive Officer to grant options to non-officer employees of the Company, provided that he may not grant options for more than 10,000 shares to any new employee and he may not grant options for more than 5,000 shares to any other employee in any calendar year. No Awards may be granted under the Plan on or after June 30, 2010.

At June 30, 2001, a total of 59 persons were eligible for Awards under the Plan, including each of the Company’s executive officers, 49 other employees, and each of the Company’s seven outside (non-employee) directors.

Purposes

The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain, and reward key employees, non-employee advisors, and directors. The Plan is also intended to strengthen the commonality of interests between the Company’s shareholders and such employees, non-employee advisors, and directors by offering equity-based incentive Awards to promote a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

Options

Options granted under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code or nonqualified options. The Committee, or in limited circumstances the Company’s Chief Executive Officer, determines the number of shares of Common Stock subject to options granted, the option price, the term of the option, the time or times at which the option may be exercised and whether an option is an incentive or nonqualified stock option. Incentive stock options, however, may be exercisable not more than ten years from the date of grant. The Plan does not limit the maximum term or amount of award for nonqualified options. The exercise price per share for options granted under the Plan generally must be at least 100 percent (for incentive stock options) or 75 percent (for nonqualified options) of the fair market value of a share of Common Stock on the date the option is granted. The purchase price for options may be paid in cash or, at the discretion of the Committee, in whole or in part in shares of Common Stock. In the event that the employment or service of the optionee with the Company or a parent or subsidiary corporation of the Company terminates for any reason other than for death or physical disability, vested options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of 90 days after the date of such termination. In the event of termination of employment due to death or disability, the options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of such termination.

Stock Bonuses

The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares.

Stock Sales

The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance. Shares so issued shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) under the Plan. A recipient of SARs will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the price of a share of Common Stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Plan or may be granted as independent Awards. If a SAR is granted in connection with an option, the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a SAR, any option or portion thereof to which the SAR relates terminates. If a SAR is granted in connection with an option, upon exercise of the option, the SAR, or portion thereof to which the option relates, terminates.

Non-Employee Director Options

Outside (non-employee) directors may receive only the non-discretionary option grants specified in the Plan. Currently, the Plan authorizes automatic annual option grants for 3,500 shares to each non-employee director. As proposed to be amended, the Plan will authorize additional options to non-employee directors for 2,000 shares annually for serving as a Board committee chair and for 1,000 shares for each Board meeting with a 4,000 share limit on options granted for Board meeting attendance in any calendar year. All options granted to non-employee directors have a term of eight years, an exercise price equal to the fair market value on the date of the grant, and a vesting schedule under which options become exercisable with respect to one-half of the shares six months from the date of grant and with respect to the remaining shares six months thereafter.

Changes in Capital Structure

If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant’s proportionate interest before and after the occurrence of the event is maintained.

Federal Income Tax Consequences

Certain options authorized to be granted under the Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the incentive stock option. However, the gain resulting from the exercise of an incentive stock option is included in the alternative minimum taxable income of the optionee and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the Plan will be treated as nonqualified options for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of a nonqualified option until the option is exercised. At the time of exercise of a nonqualified option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount if the optionee is an employee. Upon the sale of shares acquired upon exercise of a nonqualified option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An individual who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the individual will realize taxable income in each year in which a portion of the shares substantially vest, unless the individual elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the recipient at the same time or times as the recipient recognizes income with respect to the shares. The Company is required to withhold on the income amount if the recipient is an employee.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted. Approval of this proposal will constitute reapproval of the per-employee limit under the Plan previously approved by the shareholders. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the common stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Recommendation of the Board

The Board of Directors recommends the stockholders vote FOR the proposal to approve the Plan amendments as described above. The affirmative vote of the holders of shares of Common Stock with a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions have the same effect as “no” votes in determining whether the amendments are approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

OTHER MATTERS TO BE ACTED UPON

It is not known whether any other matters will come before the Meeting other than as set out above and in the Notice of Meeting. However, if such should occur, the two persons named in the accompanying form of proxy, James C. O’Shea and Christine M. Farrell, intend to vote on the matters in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations or matters identified in the Notice of Meeting and other matters which may properly come before the Meeting or an adjournment thereof.

SHAREHOLDER PROPOSAL AND NOMINATION PROCEDURES FOR THE MEETING

Section 1.12 of the Company’s Bylaws provides that advance notice of nominations for the election of directors or proposals for an amendment to the Company’s Bylaws must be received by the Company thirty (30) days prior to the date of the shareholder meeting at which the shareholder wishes to present such nomination or proposal or, if less than 40 days’ notice of the date of the meeting is given to shareholders, by the close of business on the 10th day following the date on which notice of the meeting was mailed to shareholders.

Each notice of a nomination or proposal of a Bylaw amendment must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or proposal; (iii) certain biographical information concerning each person to be nominated for election as a director, the number of shares of common stock beneficially owned by such nominee, and the consent of such person to serve as a director if so elected; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) the provisions of any proposed Bylaw amendment and any financial interest of the shareholder in the proposal; and (vi) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2001 accompanies this proxy statement. On written request, the Company will provide, without charge, a copy of its Form 10-K filed with the Securities and Exchange Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company’s common stock. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Shareholders immediately preceding this proxy statement.

INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 2001. No change in independent public accountants is contemplated for fiscal 2002. The Company expects representatives of Arthur Andersen LLP to be present at the 2001 Meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the meeting if they desire to do so.

The aggregate fees billed by Arthur Andersen LLP for the audit of the Company’s fiscal 2001 annual financial statements and for other professional services rendered in fiscal 2001 were:

Audit Fees	$ 46,500
Financial Information Systems Design and Implementation Fees	-
All Other Fees	23,000
Total	$ 69,500

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services for which fees were billed as covered in the above table is compatible with maintaining the independence of Arthur Andersen LLP.

PROPOSALS OF SHAREHOLDERS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders to be presented at the Meeting to be held in September 2002 must be received at the Company’s executive offices by April 17, 2002, in order to be included in the Company’s proxy statement and form of proxy concerning that meeting.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of the proxies solicited by the Board of Directors in connection with the 2002 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including, without limitation, on any matter coming before the meeting as to which the Corporation does not have notice on or before July 1, 2002. This notice period does not apply to director nominations or amendments to the Bylaws, which are governed by the Company’s Bylaws and explained under the heading “Shareholder Proposal and Nomination Procedures for the Meeting.”

DATED at Portland, Oregon, this 10th day of August 2001.

BY ORDER OF THE BOARD

_________________________
James O’Shea
Chairman of the Board, President
and Chief Executive Officer

APPENDIX A

AUDIT COMMITTEE CHARTER
May 12, 2000

I.     Overall Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors in achieving its oversight responsibilities in the following areas:

▪	Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

▪	Overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company;

▪	Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

II.     Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and will serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

The Committee shall meet at least quarterly, prior to the Company’s release of earnings for the preceding quarter. In addition to the Committee members, Company management and the independent accountants will attend these quarterly meetings. The agenda for the quarterly meetings shall include, at a minimum, a review of the Company’s financial results and an executive session with the independent accountants. The Committee will include other agenda topics, which, in its opinion, are necessary to executing its responsibilities under this charter. The Committee may meet more frequently as circumstances dictate.

IV.     Activities

In fulfilling its overall purpose, the audit committee shall annually schedule and carry out the following activities. The five broad areas of activities include:

▪	General
▪	Reporting
▪	Independent Accountants
▪	Key Risks and Controls
▪	Ethical and Legal Standards

GENERAL

1.	Determine that each Committee member is independent and free from any relationships that would interfere with the exercise of his or her judgment as a member of the Committee. Definition of independence would exclude directors who:

▪ Have been employed by the corporation during the past three years,

▪ Accept compensation in excess of $60,000 from the Company, or any of its affiliates during the previous fiscal year other than for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation,

▪ Are members of the immediate family of any executive officer employed during the past three years,

▪ Are executives of other corporations where any of the corporations executives serves on the compensation committee

▪ Is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the company’s or business organizations consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the company’s securities need not be considered for this purpose.

2.	Determine that all Committee members are “financially literate” and at least one member has financial management experience, as defined by the full board.

3.	Review and update this Charter periodically, at least annually, as conditions dictate. Full board approval is required for adoption and significant changes to the charter.

4.	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each meeting with the full Board of Directors.

5.	The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

REPORTING

1.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2.	Review with management and the Company’s independent public accountants the applicability and impact of any new pronouncements issued by FASB or other applicable regulatory agencies.

3.	Disclose in the annual proxy statement whether the Committee has satisfied its responsibilities in compliance with this charter. Specifically, the report would require audit committees to state that they have reviewed and discussed the financial statements with management, discussed the items required by SAS 61 (including the quality of reporting) with independent auditors, and indicate that the audit committee has received the written report from auditors required by ISB 1 regarding auditors’ independence. Finally, the report would require audit committee’s to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Commission.

4.	Publish the written charter in the annual report at least every three years or in the next proxy statement after a significant amendment.

5. Meet with (telephonic or in person) financial management and the independent accountants following the completion of the independent accountants SAS #71 interim financial review and prior to the form 10Q filing/release of earnings.

INDEPENDENT ACCOUNTANTS

1.	Review and approve the selection of the independent accountants. It should be clear to the independent accountants that they are ultimately accountable to the board of directors and the audit committee as representatives of the shareholders.

2.	Review with the independent accountants the scope of their examinations of the books and records of the Company and its subsidiaries and direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

3.	On an annual basis, receive a formal written statement from the independent auditors as to all significant relationships the accountants have with the Company to determine the accountants’ independence.

4.	Review with management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

5.	Review with management and the independent accountants at the completion of their audit:

▪	The existence of any fraud or illegal acts that the auditor may have become aware of;
▪	Any significant deficiencies in the design or operation of internal controls noted during the audit;
▪	Selection of and changes in significant accounting policies or their application;
▪	Process used by management in making significant accounting judgments or estimates;
▪	Significant audit adjustments;
▪	Review by the auditors of other information in the audited financial statements;
▪	Disagreements with management;
▪	Consultation, if any, with other auditors on significant accounting matters;
▪	Serious difficulties encountered during the audit.

6.	Consider recommendations from the independent accountants and internal auditors regarding internal controls, information technology controls and security and other matters relating to the Company and its subsidiaries and reviewing the correction of controls or processes deemed to be needing improvement.

7.	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

KEY RISKS AND CONTROLS

1.	Inquire of management, the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.

2.	Review accounting and financial human resources and succession planning.

ETHICAL AND LEGAL STANDARDS

1.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

2.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

3.	Review and approve updates periodically to the Corporations Code of Conduct and ensure that management has established a system to enforce this Code.

4.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

BIOJECT MEDICAL TECHNOLOGIES INC.
RESTATED 1992 STOCK INCENTIVE PLAN *

               1. Purpose. The purpose of this Restated 1992 Stock Incentive Plan (the “Plan”) is to enable Bioject Medical Technologies Inc., an Oregon corporation (the “Company”), to attract and retain the services of (a) selected employees, officers and directors of the Company or of any parent or subsidiary corporation of the Company, and (b) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary.

               2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 11, up to [1,700,000] 2,700,000 shares of Common Stock of the Company (the “Shares”) shall be offered and issued under the Plan. If an option or a stock appreciation right granted under the Plan expires, terminates or is cancelled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.

               3. Effective Date and Duration of Plan.

                    (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company (the “Board”). However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholder meeting at which a quorum is present, and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

                    (b) Duration. No options or stock appreciation rights may be granted under the Plan, no stock bonuses may be awarded under the Plan, and no Shares may be sold pursuant to paragraph 8 of the Plan on or after June 30, 2010. However, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board may suspend or terminate the Plan at any time, except with respect to options, stock appreciation rights and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, stock appreciation rights, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.

               4. Administration.

                    (a) The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors (the “Committee”). The Committee shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards; provided, however, that only the Board may amend or terminate the Plan as provided in paragraphs 3 and 14. At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee shall consist solely of “non-employee” directors as such term is defined from time to time in SEC Rule 16b-3(b)(3)(i) or successor rule. No member of the Committee shall be eligible to receive any award under the Plan while such person serves as a Committee member, except pursuant to paragraph 10.

* Matter in brackets and italics is to be deleted; matter in bold and underlined is new.

                    (b) Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any vesting or exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

                    (c) The Board of Directors may delegate to any officer or officers of the Company authority to grant awards under the Plan, subject to any restrictions imposed by the Board of Directors.

               5. Types of Awards; Eligibility. The Committee may, from time to time, take the following actions under the Plan: (i) grant Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options (“Nonstatutory Stock Options”) as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell Shares as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees (including employees who are officers or directors) of the Company or of any parent or subsidiary corporation of the Company, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its parent or subsidiaries; provided, however, that only employees of the Company or a parent or subsidiary shall be eligible to receive Incentive Stock Options under the Plan, and, provided further, that directors who are not employees shall receive awards only pursuant to paragraph 10. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made under the Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 200,000 shares of Common Stock in any calendar year.

               6. Option Grants

                    (a) Grant. Each option granted under the Plan shall be evidenced by a stock option agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

                    (b) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following terms and conditions:

               (i)No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or of any parent or subsidiary corporation of the Company exceeds $100,000.

               (ii)An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Shares subject to the option on the date it is granted, and the option by its terms is not exercisable more than five years from the date of grant.

               (iii) Subject to paragraphs 6(b)(ii) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable more than 10 years from the date of grant.

               (iv) The option price per Share shall be determined by the Committee at the time of grant. Subject to paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the average of the closing bid and asked prices for the Common Stock of the Company as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day preceding the day the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Committee.

               (v) The Committee may at any time without the consent of the optionee convert an Incentive Stock Option into a Nonstatutory Stock Option.

                    (c) Nonstatutory Stock Options. Nonstatutory Stock Options shall be subject to the following additional terms and conditions:

               (i) The option price for Nonstatutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Nonstatutory Stock Option on the date of grant. The fair market value of the Shares covered by a Nonstatutory Stock Option shall be determined pursuant to paragraph 6(b)(iv).

               (ii) Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

                    (d) Exercise of Options. Except as provided in paragraphs 6(e) and (f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any parent or subsidiary corporation of the Company and shall have been so employed or have provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(f), 11 and 12, options granted under the Plan may vest and be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

                    (e) Restrictions on Transfer. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee; provided, however, that, with the consent of the Committee, which consent may be withheld in its sole discretion or conditioned on such requirements as the Committee shall deem appropriate, an officer or director of the Company who is subject to Section 16(b) of the Exchange Act may assign or transfer without consideration all or any portion of a Nonstatutory Stock Option granted under the Plan to such officer’s or director’s spouse (or former spouse) pursuant to a qualified domestic relations order. The holder of any Nonstatutory Stock Option that has been transferred pursuant to this paragraph 6(e) may be subject to treatment under tax and securities laws with respect to the transferred option which differs from the treatment to which the applicable officer or director was subject with respect to the option prior to the transfer.

                    (f) Termination of Employment or Service.

               (i) In the event the employment or service of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months (one year in the case of officers and two years in the case of directors)after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (ii) In the event of the termination of the optionee’s employment or service with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

               (iii) In the event of the death of an optionee while employed by or providing service to the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

               (iv) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

               (v) To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

                    (g) Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, if required to comply with the Securities Act of 1933, as amended, or state securities laws, the notice shall include a representation that it is the optionee’s present intention to acquire the Shares for investment and not with a view to distribution. The certificates representing the Shares shall bear any legends required by the Committee. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company), or, with the consent of the Committee, in whole or in part, in Shares valued at fair market value, as determined pursuant to paragraph 6(b)(iv). Unless the Committee determines otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier’s bank check or by the transfer of immediately available federal funds. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the optionee by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, an optionee may deliver Shares to the Company to satisfy the withholding obligation.

               7. Stock Bonuses. The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to such terms, conditions, and restrictions as shall be determined by the Committee, all of which shall be evidenced in a writing signed by the recipient prior to receiving the bonus Shares. The Committee may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the recipient by the Company or the parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Shares to the Company to satisfy the withholding obligation.

               8. Stock Sales. The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of the fair market value of the Shares at the time of issuance, determined pursuant to paragraph 6(b)(iv). Shares issued under this paragraph 8 shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of stock issued under this paragraph 8 to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the purchaser by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Shares to the Company to satisfy the withholding obligation.

               9. Stock Appreciation Rights.

                    (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

                    (b) Exercise.

               (i) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

               (ii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one Share over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

               (iv) For purposes of this paragraph 9, the fair market value of the Shares shall be determined pursuant to paragraph 6(b)(iv), on the trading day preceding the date the stock appreciation right is exercised.

               (v) No fractional Shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of Shares may be rounded downward to the next whole Share.

               (vi) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts payable to the participant by the Company or any parent or subsidiary corporation, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Shares to the Company to satisfy the withholding amount.

               (vii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

               10. Option Grants to Non-Employee Directors.

                    (a) Automatic Grants. Immediately after the close of each annual shareholder meeting (commencing with the 1993 annual meeting), each person then serving as a Non-Employee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 3,500 Shares and each Non-Employee Director designated to serve as a chair of a Board committee for the ensuing year shall automatically be granted a Nonstatutory Stock Option to purchase an additional 2,000 Shares. On the date of each meeting of the Board other than a telephonic meeting, each Non-Employee Director attending such meeting shall automatically be granted a Nonstatutory Stock Option to purchase 1,000 Shares; provided, however, that no Non-Employee Director shall be granted options for more than 4,000 Shares pursuant to this sentence in any calendar year. For purposes of this paragraph, a “Non-Employee Director” is a director of the Company who is not an employee of the Company or of any parent or subsidiary corporation of the Company on the date the option is granted.

                    (b) Terms of Options. The exercise price for options granted under this paragraph 10 shall be the fair market value of the Shares on the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have an eight-year term from the date of grant, unless earlier terminated as provided in paragraph 6(f), and shall vest and become exercisable with respect to [1,750 Shares] one-half of the Shares covered by the option six months after the date of grant, with the remaining [1,750] half of the Shares vesting and becoming exercisable on the first anniversary of the date of grant.

               11. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustments (i) in the number and kind of shares available for awards under the Plan and in all other share amounts set forth in the Plan; and (ii) in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the participant’s proportionate interest before and after the occurrence of the event is maintained, provided that this paragraph 11 shall not apply with respect to transactions referred to in paragraph 12. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustment made by the Committee shall be conclusive.

               12. Effect of Reorganization or Liquidation.

                    (a) Cash, Stock or Other Property for Stock. Except as provided in paragraph 12(b), upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this paragraph 12 as an “Accelerating Event”), any option or stock appreciation right granted hereunder shall terminate, but the optionee shall have the right during a 30-day period immediately prior to any such Accelerating Event to exercise his or her option or stock appreciation right, in whole or in part, without any limitation with respect to vesting or exercisability.

                    (b) Stock for Stock. If the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock and all stock appreciation rights granted hereunder shall be converted into stock appreciation rights measured by the Exchange Stock, unless the Committee, in its sole discretion, determines that any or all such options or stock appreciation rights granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of paragraph 12(a). The amount and price of converted options and stock appreciation rights shall be determined by adjusting the amount and price of the options or stock appreciation rights granted hereunder to take into account the relative values of the Exchange Stock and the Common Stock in the transaction.

                    (c) The rights set forth in this paragraph 12 shall be transferable only to the extent the related option or stock appreciation right is transferable.

               13. Corporate Mergers, Acquisitions, Etc. The Committee may also grant options, grant stock appreciation rights, award stock bonuses and sell stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan; provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses and stock sold or awarded by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.

               14. Amendment of Plan. The Board may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(b)(v), 11, 12 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

               15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company shall not be obligated to issue or deliver Shares under the Plan if such issuance or delivery would violate applicable state or federal securities laws, or if compliance with such laws would, in the opinion of the Company, be unduly burdensome or require the disclosure of information which would not be in the Company’s best interests.

               16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to increase or decrease such employee’s compensation or benefits; or (ii) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company or the parent or subsidiary.

               17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

____________________

August 10, 2001

PORTLAND, OREGON

____________________

(BIOJECT LOGO)

BIOJECT MEDICAL TECHNOLOGIES INC.
ANNUAL MEETING OF SHAREHOLDERS
September 13, 2001

This Proxy is Solicited on Behalf of the Board of Directors.

James C. O’Shea and Christine M. Farrell and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse of this proxy card, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of shareholders of Bioject Medical Technologies Inc. to be held on September 13, 2001 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Meeting”), all shares of stock of Bioject Medical Technologies Inc. (the “Company”) to which the undersigned is entitled to vote at the Meeting. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged by the undersigned.

                    (To be Signed on Reverse Side)

[REVERSE]

Please date, sign and mail your proxy card back as soon as possible.

Annual Meeting of Shareholders
BIOJECT MEDICAL TECHNOLOGIES INC.

September 13, 2001

Please Detach and Mail in the Envelope Provided

/X/ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND “FOR” PROPOSAL #2.

1. Election of the following nominee(s) as directors to serve in such capacities until their successors are duly elected and qualified.

/ / FOR ALL (Except as marked          / / WITHHELD FOR ALL
to the contrary below)

Nominees:	James C. O’Shea
Sandra Panem, Ph.D.
John Ruedy, M.D.

* Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).

	[ ] For	[ ] Against	[ ] Abstain

2.     To approve amendments to the 1992 Stock Incentive Plan.

3.     To transact such other business as may properly come before the Meeting or any adjournments thereof.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE, AND MAIL YOUR PROXY TODAY.

SIGNATURE: ______________________________ DATE: _________________________

SIGNATURE: ______________________________ DATE: _________________________
                   (SIGNATURE, IF HELD JOINTLY)

NOTE: _____________________________________________________
            Capacity (Title of Authority, i.e., Executor, Trustee)